Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 19, 2021, with respect to the financial statements of Gores Guggenheim, Inc., included herein and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Denver, Colorado

May 18, 2022